EXHIBIT 32.1
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                                  CERTIFICATION


         The undersigned officer of Abitibi-Consolidated Inc. (the "Company"), does hereby certify that:

         The Quarterly Report on Form 6-K for the quarter ended December 31, 2003 of the Company (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   January 30, 2004


/s/ John W. Weaver
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John W. Weaver
President and Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.